Exhibit 10.4

March 13, 2020

Ashford TRS Corporation

14185 Dallas Parkway, Suite 1100

Dallas, Texas 75254

Attention: Chief Financial Officer

Re:	Consolidated, Amended and Restated Hotel Master Management Agreement (the “Management Agreement”) dated August 8, 2018, by and among Ashford TRS Corporation, RI Manchester Tenant Corporation, CY Manchester Corporation (collectively, “Owner”) and Remington Lodging & Hospitality, LLC

To the Chief Financial Officer:

Capitalized terms used, but not defined, herein shall have the meanings given to them in the Management Agreement.

With regard to each Hotel that is subject to the Management Agreement, Section 16.01 of the Management Agreement provides that Manager shall be paid its monthly Base Management Fee on the fifth (5th) day of each month for the preceding Accounting Period. As you are no doubt aware, the spread of the novel coronavirus (Covid-19) is having a significant impact on the travel and hospitality industry. In order for Manager to better manage its corporate working capital to ensure the continued efficient operation of the Hotels, we request that you agree to permit: (i) payment of the Base Management Fee to Manager; and (ii) reimbursement to Manager of all expenses for which Manager is entitled to be reimbursed under the Management Agreement, in each case, on a weekly rather than monthly basis (the “Proposal”). If approved, the timing of payments contemplated by the Proposal will begin immediately and will continue until terminated by Owner.

Please indicate your agreement to the Proposal by your signature below. Should you have any questions, please do not hesitate to contact me.

REMINGTON lodging & hospitality, llc, a Delaware limited liability company, on behalf of itself and its affiliates who manage Hotels under the Management Agreement

By:	/s/ Sloan Dean
Name:	Sloan Dean
Title:	Chief Executive Officer

APPROVED AND AGREED:

Ashford TRS Corporation, on behalf of itself and

all New Lessees under the Management Agreement,

hereby agrees to Proposal

ASHFORD TRS CORPORATION

By:	/s/ Deric Eubanks
Name:	Deric Eubanks
Title:	President

cc:

Ashford Hospitality Limited Partnership

14185 Dallas Parkway, Suite 1100

Dallas, Texas 75254

Attention: General Counsel